Exhibit 99.1

MEDIA CONTACT:

Alison von Puschendorf

alison.vonpuschendorf@dealertrack.com

(877) 327-8422 x7366

INVESTOR CONTACT:

investorrelations@dealertrack.com

(888) 450-0478

Dealertrack Reports First Quarter 2015 Financial Results

Reports 59% Year over Year Revenue Growth

Updates 2015 Guidance for First Quarter Performance and Business Success

Lake Success, N.Y., May 8, 2015 – Dealertrack Technologies, Inc. (NASDAQ: TRAK) today reported financial results for the first quarter ended March 31, 2015. The company achieved year-over-year revenue growth across all business lines, positioning itself for long-term growth and to capitalize on evolving market opportunities.

“Our all-time record revenue for the first quarter reflects continuing market demand for our broad suite of software and services, which are driving innovation through integration across nearly every aspect of auto retailing,” said Mark O’Neil, chairman and chief executive officer, Dealertrack. “Dealertrack’s year-over-year organic growth rate of 16 percent provides further evidence of our continuing momentum and the dedication and efforts of our team members.”

“We are excited by the strengthening of our OEM partnerships and endorsements. These companies are clearly inspired by Dealertrack’s plan to expand its unique portfolio of solutions into key global markets through our recent acquisition of incadea. OEMs and their dealers are also seeing tangible benefits by deploying our online to in-store integrated solutions, such as Digital Retailing,” said O’Neil.

A video highlighting the results that Port City Nissan achieved with Dealertrack’s Digital Retailing solution is currently available for viewing at go.dealertrack.com/success.

First Quarter 2015 Earnings Overview

GAAP Results for the First Quarter 2015

▪	Revenue for the quarter was $252.8 million, as compared to $158.8 million for 2014.
▪	GAAP net loss for the quarter was $(22.7) million, as compared to $(11.6) million for 2014.
▪	Diluted GAAP net loss per share for the quarter was $(0.42), as compared to $(0.25) for 2014.

Non-GAAP Results for the First Quarter 2015

▪	Adjusted EBITDA for the quarter was $39.8 million, as compared to $30.5 million for 2014.
▪	Adjusted net income for the quarter was $10.3 million, as compared to $11.5 million for 2014.
▪	Diluted adjusted net income per share for the quarter was $0.19, as compared to $0.23 for 2014.

Updated Guidance for 2015
Dealertrack updated its 2015 guidance as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $1,085 million and $1,105 million, an increase at the mid-point of the range from prior guidance of between $1,080 million and $1,100 million.
▪	GAAP net loss for the year is expected to be between $(25.0) million and $(21.0) million, a change at the mid-point of the range from prior guidance of between $(20.0) million and $(17.0) million.
▪	Diluted GAAP net loss per share for the year is expected to be between $(0.45) and $(0.38), a change at the mid-point of the range from prior guidance of between $(0.34) and $(0.29) per share.

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $222.0 million and $227.0 million, an increase at the mid-point of the range from prior guidance of between $220.0 million and $225.0 million.
▪	Adjusted net income for the year is expected to be between $80.0 million and $85.0 million, no change from prior guidance.
▪	Diluted adjusted net income per share for the year is expected to be between $1.40 and $1.49, an increase at the mid-point of the range from prior guidance of $1.39 and $1.48 per share.

Diluted GAAP net loss and adjusted net income per share guidance for 2015 are now based on an estimated diluted share count of 56.0 million and 57.2 million shares, respectively. The guidance continues to assume that new and used car sales by franchised dealers will increase between 2% and 3%.

First Quarter Earnings Conference Call

Dealertrack will host a conference call to discuss its first quarter 2015 results, as well as its 2015 guidance, on May 8, 2015, at 8:00 a.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A webcast replay will be available on the Dealertrack Technologies, Inc. website at www.dealertrack.com.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expenses and certain other items that we do not believe are indicative of our ongoing operating results.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expenses and certain other items that we do not believe are indicative of our ongoing operating results. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income (loss) and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, aftermarket providers and other service providers. In addition to the industry's largest online credit application network, connecting approximately 20,000 dealers with more than 1,500 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Digital Marketing, Dealer Management System (DMS), Inventory, F&I Solutions and Registration and Titling Solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2015 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, the benefits of Dealertrack’s solutions and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including CDK Global (formerly ADP), Cox Automotive, Dominion Dealer Solutions, Open Dealer Exchange, Reynolds and Reynolds, RouteOne, and Solera Holdings; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our solutions and services; security breaches, interruptions, failures and/or other errors involving our systems or networks; the failure or inability to execute any element of our business strategy, including selling additional products and services to existing and new customers; our success in implementing ERP and CRM systems; the volatility of our stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that we may pursue; our success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; the possibility that the expected benefits of our acquisition of incadea may not materialize as expected; failure to successfully integrate the business, infrastructure and employees of incadea; and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on our website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net revenue	$252,754	$158,808
Cost of revenue	143,468	89,907
Research and development	33,260	24,048
Selling, general and administrative	94,465	67,486
Total operating expenses	271,193	181,441
Loss from operations	(18,439)	(22,633)

Interest expense, net	(9,557)	(5,810)
Other (expense) income, net	(5,712)	709
Gain on sale of investment	—	9,828
Earnings from equity method investment, net	2,200	1,625
Loss before benefit from income taxes, net	(31,508)	(16,281)
Benefit from income taxes, net	8,780	4,639
Net loss	$(22,728)	$(11,642)

Basic net loss per share	$(0.42)	$(0.25)
Diluted net loss per share	$(0.42)	$(0.25)
Weighted average common stock outstanding (basic)	54,441	47,351
Weighted average common stock outstanding (diluted)	54,441	47,351

Adjusted EBITDA (non-GAAP) (a)	$39,815	$30,514
Adjusted EBITDA margin (non-GAAP) (b)	16%	19%
Adjusted net income (non-GAAP) (a)	$10,318	$11,487
Shares used for diluted adjusted net income per share (c)	55,520	49,576
Diluted adjusted net income per share (non-GAAP)	$0.19	$0.23

Segment operating results:
U.S. & Canada	$(12,086)	$(22,633)
International	(6,353)	—
Loss from operations	$(18,439)	$(22,633)

Stock-based compensation expense was classified as follows:
Cost of revenue	$327	$276
Research and development	923	752
Selling, general and administrative	4,065	3,095
	$5,315	$4,123

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended March 31, 2015 and 2014, due to the net loss, the share count used for computing diluted net loss per share is equal to the share count used for computing basic net loss per share. For computing diluted adjusted net income per share for the three months ended March 31, 2015, the share count used includes 1,079 thousand shares related to options to purchase common stock and restricted common stock units. For computing diluted adjusted net income per share for the three months ended March 31, 2014, the share count used includes 1,799 thousand shares related to options to purchase common stock and restricted common stock units and 426 thousand shares related to our warrants.

DEALERTRACK TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$87,578	$332,310
Marketable securities	—	2,101
Customer funds and customer funds receivable	40,807	33,568
Accounts receivable, net	128,863	101,019
Deferred tax assets, net	18,495	18,838
Prepaid expenses and other current assets	51,944	54,183
Total current assets	327,687	542,019

Property and equipment, net	97,724	86,909
Software and website development costs, net	96,590	91,146
Equity method investment	34,487	34,662
Intangible assets, net	571,191	526,202
Goodwill	1,181,455	1,055,262
Other assets – long-term	25,521	24,875
Total assets	$2,334,655	$2,361,075

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$120,591	$116,798
Customer funds payable	40,807	33,568
Deferred revenue	23,354	15,112
Deferred tax liabilities	2,786	—
Due to acquirees and notes payable	4,778	23,906
Total current liabilities	192,316	189,384
Long-term liabilities	1,078,005	1,073,003
Total liabilities	1,270,321	1,262,387
Total stockholders' equity	1,064,334	1,098,688
Total liabilities and stockholders' equity	$2,334,655	$2,361,075

DEALERTRACK TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net loss	$(22,728)	$(11,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	39,097	31,291
Deferred tax benefit	(12,991)	(34,603)
Stock-based compensation expense	5,315	4,123
Provision for doubtful accounts and sales credits	3,538	3,114
Earnings from equity method investment, net	(2,200)	(1,625)
Deferred compensation	27	50
Stock-based compensation windfall tax benefit	(3,242)	(8,685)
Gain on sale of investment	—	(9,828)
Amortization of debt issuance costs and debt discount	3,191	3,170
Change in contingent consideration	100	(250)
Net foreign currency adjustments	1,069	—
Forfeited customer deposits	(20)	(648)
Amortization of deferred interest	7	53
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,653)	(12,534)
Prepaid expenses and other current assets	12,490	4,236
Other assets – long-term	1,104	(4,227)
Accounts payable and accrued liabilities	(44,679)	(68,213)
Deferred rent	37	(6)
Deferred revenue	5,857	1,714
Other liabilities – long-term	1,435	11,646
Net cash used in operating activities	(23,246)	(92,864)

Consolidated Statements of Cash Flows (continued)

	Three Months Ended March 31,
	2015	2014
Investing activities:
Capital expenditures	(13,039)	(5,108)
Capitalized software and website development costs	(9,954)	(10,645)
Proceeds from sale of investment in TrueCar	—	92,518
Purchases of marketable securities	—	(2,150)
Proceeds from sales and maturities of marketable securities	2,095	7,539
Payment for acquisition of businesses, net of acquired cash	(174,574)	(541,288)
Net cash used in investing activities	(195,472)	(459,134)

Financing activities:
Proceeds from issuance of term loan B credit facility	—	575,000
Repayment of incadea debt facilities	(22,604)	—
Payments for debt issuance costs	—	(15,501)
Stock-based compensation windfall tax benefit	3,242	8,685
Proceeds from stock purchase plan and exercise of stock options	4,099	10,729
Purchases of treasury stock	(2,201)	(4,412)
Proceeds from note receivable	—	500
Payment of contingent consideration	(5,250)	—
Principal payments on capital lease obligations and financing arrangements	(23)	(29)
Net cash (used in) provided by financing activities	(22,737)	574,972

Net (decrease) increase in cash and cash equivalents	(241,455)	22,974
Effect of exchange rate changes on cash and cash equivalents	(3,277)	(1,080)
Cash and cash equivalents, beginning of period	332,310	122,373
Cash and cash equivalents, end of period	$87,578	$144,267

Supplemental disclosure:
Cash paid for:
Income taxes	$326	$2,210
Interest	7,864	3,424
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	5,856	6,771
Assets acquired under capital leases and financing arrangements	—	35
Non-cash consideration issued for investment in Dealer.com	—	471,220

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net loss (GAAP)	$(22,728)	$(11,642)
Interest income	(71)	(100)
Interest expense – cash	6,437	2,740
Interest expense – non-cash	3,191	3,170
Benefit from income taxes, net	(8,780)	(4,639)
Depreciation of property and equipment and amortization of capitalized software and website costs	15,896	10,595
Amortization of acquired identifiable intangibles	23,201	20,696
EBITDA (non-GAAP)	17,146	20,820
Adjustments:
Stock-based compensation	5,315	4,123
Contra-revenue	1,486	1,157
Integration and other related costs	5,713	5,792
Acquisition-related and other professional fees	9,470	6,974
Acquisition-related contingent consideration changes and compensation expense, net	248	929
Gain on sale of investment	—	(9,828)
Amortization of equity method investment basis difference	437	547
Adjusted EBITDA (non-GAAP)	$39,815	$30,514

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net loss (GAAP)	$(22,728)	$(11,642)
Adjustments:
Interest expense – non-cash (not tax-impacted)	3,191	3,170
Amortization of acquired identifiable intangibles	23,201	20,696
Stock-based compensation	5,315	4,123
Contra-revenue	1,486	1,157
Integration and other related costs (a)	5,713	6,481
Acquisition-related and other professional fees (a)	9,545	6,974
Acquisition-related contingent consideration changes and compensation expense, net	248	929
Amortization of equity method investment basis difference	437	547
Gain on sale of investment	—	(9,828)
Tax impact of adjustments (b)	(16,090)	(11,120)
Adjusted net income (non-GAAP)	$10,318	$11,487

(a) The adjustment for adjusted net income exceeds the adjustment for adjusted EBITDA as a result of accelerated amortization charges relating to internally developed software, which are included in the depreciation adjustment within the adjusted EBITDA reconciliation, as well as integration items and acquisition items with an interest component, which are included in the interest adjustment within the adjusted EBITDA reconciliation. The adjustment for adjusted EBITDA and adjusted net income includes foreign exchange losses resulting from the funding of the incadea acquisition.

(b) The tax impact of adjustments for the three months ended March 31, 2015 are based on a blended tax rate of 37.7% applied to taxable adjustments. Additionally, the tax impact of adjustments for the three months ended March 31, 2015 includes $1.2 million of discrete deferred tax adjustments related to the acquisition of incadea and state rate apportionment changes. The blended tax rates are based upon the statutory tax rates of 38.6%, 26.5%, 25.0%, and 33.0% applied to the adjustments for the respective countries.

The tax impact of adjustments for the three months ended March 31, 2014 are based on a blended tax rate of 38.8% applied to taxable adjustments. Additionally, the tax impact of the adjustments for the three months ended March 31, 2014 inclues a $0.9 million change in deferred taxes related to the acquisition of Dealer.com and the sale of TrueCar. The blended tax rates are based upon the statutory rates of 38.7% and 26.5%, applied to the adjustments for U.S. and Canada, respectively.

A reconciliation of GAAP to non-GAAP measures is included in the investor presentation available on Dealertrack’s website, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Segment Operating Results to Consolidated Pretax Earnings

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Segment operating results:
U.S. & Canada (a)	$(12,086)	$(22,633)
International	(6,353)	—
Loss from operations	$(18,439)	$(22,633)

Unallocated amounts:
Interest expense, net	$(9,557)	$(5,810)
Other income, net	(5,712)	709
Gain on sale of investment	—	9,828
Earnings from equity method investment, net	2,200	1,625
Loss before benefit from income taxes, net	$(31,508)	$(16,281)

Depreciation, software and intangible amortization:
U.S. & Canada	$36,300	$31,291
International	2,797	—
	$39,097	$31,291

(a) Includes $2.5 million of costs incurred in conjunction with international segment integration activities.

DEALERTRACK TECHNOLOGIES, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2015
	Expected Range
GAAP net loss	$(25.0)	$(21.0)
Interest, net	42.5	42.5
Income taxes, net	(9.5)	(8.0)
Amortization of basis difference from joint venture	1.5	1.5
Depreciation and amortization	68.0	65.5
Amortization of acquired identifiable intangibles	90.0	90.0
EBITDA (non-GAAP)	167.5	170.5
Adjustments:
Stock-based compensation	26.0	26.0
Non-recurring costs (a)	24.5	26.5
Contra-revenue	4.0	4.0
Adjusted EBITDA (non-GAAP)	$222.0	$227.0

(a)	Includes certain acquisition-related foreign exchange gains/losses, professional fees, integration and other related costs, acquisition-related compensation expense, and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2015
	Expected Range

GAAP net loss	$(25.0)	$(21.0)
Adjustments:
Stock-based compensation	26.0	26.0
Amortization of acquired identifiable intangibles	90.0	90.0
Amortization of basis difference from joint venture	1.5	1.5
Non-cash interest expense (not tax-impacted)	14.0	14.0
Non-recurring costs (a)	24.5	26.5
Contra-revenue	4.0	4.0
Tax impact of adjustments (b)	(55.0)	(56.0)
Adjusted net income (non-GAAP)	$80.0	$85.0

(a)	Includes certain acquisition-related foreign exchange gains/losses, professional fees, integration and other related costs, acquisition-related compensation expense, and fair value adjustments.

(b)	The tax impact of adjustments are based on a blended tax rate of 38% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.

Summary of Business Statistics

Three months ended

 (Unaudited)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2015	2014	2014	2014	2014

Subscription services revenue (in thousands)	$100,283	$98,499	$94,803	$91,485	$61,969
Transaction services revenue (in thousands)	84,497	80,368	87,157	87,381	77,735
Advertising and other revenue (in thousands)	55,450	58,453	51,560	45,901	19,104
U.S. & Canada revenue (in thousands)	$240,230	$237,320	$233,520	$224,767	$158,808

International services revenue (in thousands)	$12,524	$—	$—	$—	$—

Subscribing dealers in U.S. and Canada as of end of the period (a)	24,723	24,336	24,089	23,876	23,624
Average monthly subscription revenue per subscribing dealership (b)	$1,290	$1,288	$1,253	$1,218	$956

Active dealers in our U.S. network as of end of the period (c)	20,661	19,770	20,334	20,670	20,719
Active lenders in our U.S. network as of end of the period (d)	1,557	1,539	1,511	1,468	1,443
Active lender to dealer relationships as of end of the period (e)	211,145	202,086	204,338	201,240	202,984

Transactions processed (in thousands) (f)	30,552	28,789	31,391	30,669	28,560
Average transaction price (g)	$2.80	$2.84	$2.82	$2.89	$2.76
Transaction revenue per car sold (h)	$11.68	$9.53	$8.86	$8.68	$11.20

Active dealerships on advertising platform as of end of the period (i)	7,157	7,525	8,143	7,031	7,053
Average monthly advertising spend per dealer rooftop (j)	$2,251	$2,146	$2,041	$1,826	$1,708

(a) Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(b) Represents dealer-based subscription services revenue, including subscription revenue from partners who include our solutions in their dealer offerings, divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

(c) We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(d) We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(e) Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(f) Represents revenue-generating transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks at the end of a given period.

(g) Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling solutions, Collateral Management solutions and Dealertrack Canada networks during a given period. Revenue used in the calculation adds back (excludes) transaction related contra-revenue.

(h) Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in this calculation adds back (excludes) transaction related contra-revenue.

(i) We consider a dealership to be active on our advertising platform as of a date if they incurred advertising spend in that month. The number of advertisers at the end of the period may be impacted by the timing of manufacturer endorsed campaigns on behalf of their dealership base, for which there were approximately 250 dealerships that were part of a short term campaign as of March 31, 2015, 225 as of December 31, 2014 and 900 as of September 30, 2014.

(j) Represents advertising services revenue divided by average active dealerships on our advertising platform for a given period.

TRAK-E ###

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